Filed Pursuant to Rule 424(b)(3)

Registration No. 333-89094

PROSPECTUS SUPPLEMENT

(To prospectus dated November 6, 2002)

SANDALWOOD LODGING INVESTMENT CORPORATION

11,000,000 SHARES OF COMMON STOCK

This prospectus supplement supplements, amends and forms a part of the prospectus dated November 6, 2002, as previously supplemented as of December 20, 2002, relating to an aggregate of 11,000,000 shares of common stock of Sandalwood Lodging Investment Corporation. Capitalized terms used in this prospectus supplement have the same meaning as in the prospectus, unless otherwise stated herein. Information in this prospectus supplement is provided as of May 2, 2003, and should be read carefully and considered in connection with your review of the prospectus.

STATUS OF THE OFFERING

We commenced our offering of shares of common stock on November 6, 2002. Sandalwood has revised the terms of its Subscription Agreement and subscription procedures, as described below. The revised Subscription Agreement is annexed to this prospectus supplement.

Subscription Procedures

In order to purchase shares, the subscriber must complete and execute the Subscription Agreement and return it to Emerald Bay. Until the initial closing of the sale of shares hereunder, each subscriber will be requested in writing by Sandalwood not less than 45 calendar days prior to the initial closing (the “Capital Call”) to send an amount equal to the purchase price for the shares subscribed for in his or her Subscription Agreement by wire transfer or check payable to “Sandalwood Lodging Escrow Account” within 30 calendar days after the Capital Call. Checks should be sent to the Escrow Agent at the address specified in the Subscription Agreement. In the event a subscriber fails to send these funds prior to the expiration of this 30-day period, Sandalwood may, in its sole discretion, reject the subscriber’s subscription. After the initial closing of the sale of shares in the offering, each subscriber must complete, execute and transmit his or her Subscription Agreement to the Escrow Agent and send an amount equal to the purchase price for the shares subscribed for in his or her Subscription Agreement either by wire transfer or check payable to “Sandalwood Lodging Escrow Account.” Checks should be sent to the Escrow Agent. In all cases, subscription proceeds will be held in trust for the benefit of subscribers until such time as the subscribers are admitted as stockholders of Sandalwood. Emerald Bay will transmit any checks it receives to the Escrow Agent by no later than noon of the next business day after receipt.

Each subscription will be accepted or rejected, in whole or in part, by Sandalwood, in its sole discretion, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus supplement. If a subscription is rejected, the funds received from the subscriber, if any, will be returned to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. A form of Subscription Agreement is annexed to this prospectus supplement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase. No shares of common stock will be sold unless Subscription Agreements for at least $50 million of common stock are received, funded and accepted prior to the expiration or termination of the offering. If Subscription Agreements for fewer than $50 million of common stock are received, funded and accepted by the expiration or termination of the offering, no shares of common stock will be sold and all funds received from subscribers will be refunded promptly with interest. Sandalwood, not the subscribers, will pay all expenses of the escrow fund whether or not the offering closes.

Subscribers will be admitted as stockholders not later than the last day of the calendar month following the initial closing on $50 million of offering proceeds. The initial closing, and therefore the Capital Call, may not occur for several months. As discussed above, you will have 30 days following the Capital Call to fund your subscription. Subsequent closings will occur at the discretion of the Board of Directors. It is the Board of Directors’ current intention to have subsequent closings by the last day of the month after Sandalwood receives an additional $10 million of subscriptions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is May 2, 2003

2

May 1, 2003

[LOGO APPEARS HERE]

SUBSCRIPTION AGREEMENT

Sandalwood Lodging Investment Corporation

Up to 11,000,000 Shares — $20.00 per Share

Minimum Purchase — $10,000 ($3,000 for IRAs)

Incremental Purchases — $1,000 ($200 for IRAs)

PLEASE READ CAREFULLY the Sandalwood Lodging Investment Corporation prospectus, this Subscription Agreement and the Notices on the back of the Agreement before completing this document.

HOW TO SUBSCRIBE FOR SHARES

In order to subscribe for shares, you must complete and execute the Subscription Agreement and return it to Emerald Bay Capital Management, LLC at the address set forth below. Until the initial closing of the sale of shares hereunder, you will be requested in writing by Sandalwood not less than 45 calendar days prior to such closing (the “Capital Call”) to send an amount equal to the purchase price for the shares subscribed for in your Subscription Agreement by wire transfer or check payable to “Sandalwood Lodging Escrow Account” within 30 calendar days of the Capital Call. Checks should be sent to U.S. Bank National Association (the “Escrow Agent”). In the event you fail to send such funds prior to the expiration of such 30-day period Sandalwood may, in its sole discretion, reject your Subscription Agreement.

After the initial closing of the sale of shares hereunder you must complete, execute and transmit to the Escrow Agent your Subscription Agreement and send to the Escrow Agent an amount equal to the purchase price for the shares subscribed for in your Subscription Agreement either by wire transfer or check payable to “Sandalwood Lodging Escrow Account.” Checks should be sent to the Escrow Agent.

CHECKS SHOULD BE MADE PAYABLE TO:

Sandalwood Lodging Escrow Account

ALL ITEMS ON THIS SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

Prior to the initial closing, please remit Subscription Agreement via overnight courier and regular mail service to:

Emerald Bay Capital Management, LLC

4210 Shawnee Mission Parkway

Suite 310A

Fairway, Kansas 66205

(800) 969-3226

After the initial closing, please remit Subscription Agreement and payment via overnight courier and regular mail service to the following addressee. In all cases, please remit payment to:

U.S. Bank Corporate Trust Services

Attn: Chris Smith (EP MN-T3DM)

180 East Fifth Street

St. Paul, MN 55101

(651) 244-8542

1. INVESTMENT

This subscription is in the amount of $                 for the purchase of                  Shares of Sandalwood Lodging Investment Corporation ($20.00 per Share). The minimum initial subscription is $10,000 (500 Shares); $3,000 (150 Shares) for IRAs. Additional shares may be purchased in increments of $1,000 (50 Shares); $200 (10 Shares) for IRAs. Your subscription is subject to the acceptance and approval of Sandalwood Lodging Investment Corporation and Emerald Bay Capital Management, LLC. If you wish to participate in the Sandalwood Dividend Reinvestment Plan, please check the box below.

☐ REINVESTMENT PLAN—Investor elects to participate in Plan (See prospectus for details.)

2. SUBSCRIBER INFORMATION

(please use “N/A” where not applicable)

Name (1st Subscriber)                                                                         ☐  M    ☐  F    Date of Birth (MM/DD/YY)

Name (2nd Subscriber)                                                                        ☐  M    ☐  F    Date of Birth (MM/DD/YY)

Address

City                                                                                            State                      Zip Code

Custodian Account No.                                                                       Daytime Phone # (            )

Contact Code                                                                               (Found on the mailing envelope above or to the right of your name. If you cannot find your Contact Code, please call (800) 969-3226 and a representative will provide it for you.)

E-mail address*                                                                                            Fax #

* (You agree to allow Sandalwood to contact you via email. Sandalwood will, at all times, adhere to the attached Privacy Policy.)

☐ U.S. Citizen         ☐ Resident Alien         ☐ Foreign Resident—Country

☐ Check if Subscriber is a U.S. citizen residing outside the U.S.                     Income Tax Filing State

☐ Check if Subscriber is subject to backup withholding

State of Residence of Subscriber/Plan Beneficiary (required)

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and pension plans, enter both the Social Security number and the custodian taxpayer identification number. For custodial accounts under UGMA, the number should be that of the minor.

You must provide your Social Security number to avoid backup withholding. Under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code, payers are required to withhold 20% from all taxable interest, dividend and certain other payments on accounts which do not reflect a certified Social Security number or tax identification number. This is referred to as “backup” withholding. “Backup” withholding is not an additional tax or penalty. Any amount withheld from your account may be used as a credit against your federal income tax.

Taxpayer ID#             –                                                  Social Security #              –              –

Taxpayer ID#             –                                                  Social Security #              –              –

Marital Status                                                                  Dependents

Occupation (if retired, please state previous occupation)

Principal Business                                                                           Position/Title

Annual Income                                                                                Net Worth

Investment Experience:        stocks              years             bonds              years             options              years

Have you invested in unmarketable securities such as private placement offerings?        ☐ Yes    ☐ No

If yes, please identify the private placements in which you participated during the last 5 years.

Year         Amount Invested                                                                      Name of Entity

Do you understand the nature of the risk associated with an investment in Sandalwood?     ☐ Yes    ☐ No

Do you understand that there is no guarantee of any financial return on this investment?     ☐ Yes    ☐ No

Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this investment is not immediately liquid?     ☐ Yes    ☐ No

NASD Affiliation. Please state whether you or any of your associates or affiliates: (i) are a member or a person (including as an employee, officer, director, partner) associated with a member of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) are an owner of stock or other securities of an NASD member (other than purchased on the open market), (iii) have made a subordinated loan to any NASD member, or (iv) are a relative or member of the same household of any person meeting the description set forth in clauses (i) through (iii) above.     ☐ Yes    ☐ No

If you marked yes to any of (i)—(iv) above, please briefly describe the relationship below:

3. INVESTOR MAILING ADDRESS

For the Subscriber of an IRA, Keogh, or pension plan to receive informational mailings, please complete if different from address in Section 2.

Name

Address

City                                                                                       State                                              Zip Code

Daytime Phone

E-mail address*

*(You agree to allow Sandalwood to contact you via email. Sandalwood will, at all times, adhere to the attached Privacy Policy.)

4. FORM OF OWNERSHIP

Select only one. Ownership options continued on next page.

☐ INDIVIDUAL—one signature required (complete Signature Page A)

☐ HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two signatures required (complete Signature Page A)

☐ TENANTS IN COMMON—all parties must sign (complete Signature Page A)

☐ TENANTS BY THE ENTIRETY—all parties must sign (complete Signature Page A)

☐ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP—all parties must sign (complete Signature Page A)

☐ A MARRIED PERSON/SEPARATE PROPERTY—one signature required (complete Signature Page A)

☐ IRA—custodian signature required (complete Signature Page B)

☐ ROTH IRA—custodian signature required (complete Signature Page B)

☐ SEP—custodian signature required (complete Signature Page B)

☐ I.R.C. Section 529 Qualified Education Trust—custodian signature required (complete Signature Page B)

☐ TAXABLE TRUST (complete Signature Page B)

☐ TAX-EXEMPT TRUST (complete Signature Page B)

☐ KEOGH (H.R.10)—trustee signature(s) required (complete Signature Page B)

☐ CUSTODIAN—custodian signature required (complete Signature Page B)

☐ PENSION PLAN—trustee signature(s) required (complete Signature Page B)

☐ PROFIT SHARING PLAN—trustee signature(s) required (complete Signature Page B)

☐ CUSTODIAN UGMA—STATE of              -custodian signature required (complete Signature Page B)

☐ CUSTODIAN UTMA—STATE of              -custodian signature required (complete Signature Page B)

☐ ESTATE—Personal Representative signature required (complete Signature Page B)

☐ REVOCABLE GRANTOR TRUST—grantor signature required (complete Signature Page B)

☐ IRREVOCABLE TRUST—trustee signature required (complete Signature Page B)

☐ S-CORPORATION (complete Signature Page C)

☐ C-CORPORATION (complete Signature Page C)

☐ NON-PROFIT ORGANIZATION (complete Signature Page C)

☐ PARTNERSHIP (complete Signature Page D)

☐ LIMITED LIABILITY COMPANY (complete Signature Page D)

5. SUBSCRIBER REPRESENTATIONS

Subscriber(s) hereby represent(s) that the following information is true and correct as of the date of this Subscription Agreement:

All Subscriber(s) must initial each of the following representations (Please use N/A if not applicable):

Note: A Subscriber cannot be accepted without acknowledgement of prior receipt of a prospectus.

INDIVIDUAL INVESTORS:

Initials              Subscriber(s) is purchasing the Shares for his or her own account.

Initials              Subscriber(s) has received a copy of the Prospectus as supplemented or amended as of the date of this Subscription Agreement.

ALL OTHERS:

Where the individual completing this Subscription Agreement is NOT the Subscriber (the “Filer”), Filer hereby represents as follows (Filer must initial each representation and sign below):

Initials              Filer is a duly authorized agent, officer or representative of the Subscriber.

Initials              Subscriber(s) is purchasing the Shares for its own account.

Initials              Subscriber(s) has received a copy of the Prospectus.

6. SUBSCRIBER SIGNATURES

By executing the Subscriber Signature Page, the Subscriber and Filer (i) understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE/SHE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW and (ii) under the penalties of perjury, certifies that the information provided in Sections 2 and 5 is true, correct and complete as of the date of this Subscription Agreement and that the Subscriber(s) is/are not subject to backup withholding under the provisions of Section 3406 (a)(1)(C) of the Internal Revenue Code:

[PLEASE COMPLETE THE SIGNATURE PAGE AS DIRECTED IN SECTION 4-FORM OF OWNERSHIP]

SIGNATURE PAGE A

FOR INDIVIDUALS

X Signature of 1st Subscriber	Date

X Signature of 2nd Subscriber	Date

X Signature of 3rd Subscriber	Date

X Signature of 4th Subscriber	Date

SIGNATURE PAGE B

FOR TRUST INVESTORS

Please complete all sections

*NOTE: In lieu of the information requested below, you may provide an executed copy of the Trust instrument.

1.  Full Name and Date of Trust

  Dated

2.  Trust governed by the State of

3. Name of Grantor(s)/Settlor(s)

4.  Name of all Currently Acting Trustees

5. Successor Trustee(s), if any

This is to certify that a certain inter vivos or irrevocable trust agreement named and dated between the Grantor(s)/ Settlor(s) and Trustee(s) as stated above is presently in effect, and the terms of which include:

A provision permitting the Trustee(s) to purchase stocks, bonds and other securities (“Securities”) for the benefit of the Trust with Trust funds.

A provision allowing the Trustee(s) the power to exercise all ownership rights over Securities purchased for the benefit of the Trust. Such rights include, but are not limited to, the right to exercise all privileges and options otherwise available, or to agree to any release, modification or amendment of such Securities.

A provision allowing the Trustee(s) to distribute the assets of the Trust to any beneficiary of the Trust, merge the Trust with another trust with the same beneficiaries, and sell Trust assets to any other party at any time.

The undersigned certifies that Sandalwood Lodging Investment Corporation and Emerald Bay Capital Management, LLC may rely solely on this statement to determine that the Trust is in effect and that the above facts are a true and correct statement of the terms of the Trust.

By

  Trustee’s Signature

Taxpayer Identification Number: Trustee’s Address:	Attention:

SIGNATURE PAGE C

FOR CORPORATE INVESTORS

The undersigned represents and warrants that the corporation has been duly incorporated, validly exists as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into the transaction contemplated by the Subscription Agreement. The officers of the undersigned who, on behalf of the undersigned, have considered the purchase of the Securities and in connection with such purchase are duly authorized to act for the corporation. The corporation further represents and warrants that the officers of the corporation who have considered the purchase of the Securities have such knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of the purchase of Securities and of making an informed investment decision.

Name of Corporation (Please print or type)

By

Signature of Authorized Officer, Title

Name (Please print or type)

Taxpayer Identification Number:

Corporate Address:

Mailing Address (if different):

Attention:

[THE BOARD OF DIRECTORS OF EACH CORPORATE INVESTOR IS REQUIRED TO APPROVE AN ACCOUNT AUTHORIZATION RESOLUTION SUBSTANTIALLY IN THE FORM ATTACHED HERETO]

FOR CORPORATE SUBSCRIBERS

AUTHORIZING RESOLUTION

OF

(Date)

I,                                                          , Secretary of                                                                    , a corporation organized under the laws of                                       , hereby certify that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of said corporation at a meeting duly called and held on the                     day of                                         , 200    , at which a quorum was present and that the said resolution has not been modified or rescinded and is still in full force and effect:

WHEREAS, the corporation desires to purchase shares of common stock of Sandalwood Lodging Investment Corporation as part of its initial public offering (the “Securities”);

RESOLVED, that the officers of this corporation have considered the purchase of the Securities, have made an informed investment decision, and are duly authorized to execute and deliver on behalf of the corporation any agreement required and to execute and deliver any and all other agreements, documents, releases and writing that may be necessary in connection with the purchase of the Securities.

FURTHER RESOLVED, that any and all orders and instructions heretofore given to the broker who executed this sale, Sandalwood Lodging Investment Corporation, its escrow agent or stock transfer company, on behalf of this corporation by any authorized officer of the corporation are hereby in all respects ratified, confirmed and approved.

FURTHER RESOLVED, that in the event of any changes in the office or powers of persons hereby empowered, the secretary shall certify those changes to the Broker in writing, which notification, when received, shall be adequate both to terminate the powers of the person theretofore authorized, and to empower the persons thereby substituted.

FURTHER RESOLVED, that the foregoing resolutions and the agreements actually furnished to the Broker, Sandalwood Lodging Investment Corporation, its escrow agent or stock transfer company by any authorized officer of the corporation, be and they hereby are made irrevocable, and shall be fully effective.

I do further certify that the following are the signatures and titles of the persons authorized and empowered to act on behalf of this corporation, pursuant to the foregoing resolutions, and this resolution is in accordance with and does not conflict with the existing corporate charter (articles of incorporation) and by-laws.

President Name (Please print)	Signature	Secretary (Please print)	Signature

Authorized Officer Name and Title (Please print)	Signature	Authorized Officer Name and Title (Please print)	Signature

I do further certify that the said corporation is duly organized and existing, and has the power to take the action called for by the aforesaid resolutions.

In Witness Whereof, I have hereunto affixed my hand and the seal of the said corporation, this                  day of                                 , 200    .

(Affix Corporate Seal Here)	Secretary

SIGNATURE PAGE D

FOR PARTNERSHIP AND LLC INVESTORS

The undersigned represents and warrants that the partnership/LLC has been duly formed, validly exists as a partnership/LLC in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transaction contemplated by the Subscription Agreement. The partners/members of the undersigned who, on behalf of the undersigned, have considered the purchase of the Securities and in connection with such purchase are duly authorized to act for the partnership/LLC. The partnership/LLC further represents and warrants that the partners/members who have considered the purchase of the Securities have such knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of the purchase of Securities and of making an informed investment decision.

Name of Partnership/LLC (Please print or type)

By
Signature of a General Partner/Member

Name (Please print or type)

By
Signature of Additional General Partner/Member (if required by partnership/LLC agreement)

Name (Please print or type)

By
Signature of Additional General Partner/Member (if required by partnership/LLC agreement)

Name (Please print or type)

Taxpayer Identification Number:

Partnership/LLC Address:

[EACH PARTNERSHIP AND LLC IS REQUIRED TO PROVIDE AN AGREEMENT

SUBSTANTIALLY IN THE FORM ATTACHED]

FOR PARTNERSHIPS AND LLC’s

AGREEMENT

OF

Date

We, the undersigned, desire to purchase shares of common stock of Sandalwood Lodging Investment Corporation as part of its initial public offering (the “Securities”) in the name of                                                                                                                           , a duly organized partnership/LLC, of which each of us is a general partner/managing member. We jointly and severally authorize and instruct the broker who executed this sale, Sandalwood Lodging Investment Corporation, its escrow agent and stock transfer company to accept from any one of us (each of us being fully authorized to act alone) any and all orders for the purchase of the Securities or for the payment of money.

Each of us have considered the purchase of the Securities, have made an informed investment decision, and are duly authorized to execute and deliver on behalf of the partnership/LLC any agreement required and to execute and deliver any and all other agreements, documents, releases and writing that may be necessary in connection with the purchase of the Securities. Each of us agree that any and all orders and instructions heretofore given to the broker who executed this sale, Sandalwood Lodging Investment Corporation, its escrow agent or stock transfer company, on behalf of this partnership/LLC by any partner/member of the partnership/LLC are hereby in all respects ratified, confirmed and approved and they hereby are made irrevocable and shall be fully effective.

You are hereby further authorized to deliver, from time to time, to any one of us, Securities and each of us likewise consents that confirmations and notices with reference to the Securities may be sent or given by you to any one of us. Any one of us, acting alone, is fully authorized to make any commitments, agreements and/or modifications thereof, and enter into any transactions of any kind, with respect to the Securities.

Each of us will sign all agreements as are required in connection with the Securities, all of the terms and provisions of which agreement, in addition to the provisions hereof shall be binding upon the partnership/LLC and upon each of us.

Each of us understands that, under the Rules of Fair Practice of the National Association of Securities Dealers, securities in certain public offerings may not be sold to any of the following:

1.	any officer, director, employee or agent of Emerald Bay Capital Management, LLC;
2.	any officer, general partner, managing member, director, employee or agent of any other broker/dealer;
3.	any senior officer of a bank, savings and loan company, insurance company, registered investment company, registered investment advisory company or any other institutional type domestic or foreign company engaged directly or indirectly in buying or selling securities;
4.	any employee of one of the institutions in #(3) above who works in the securities department of that institution or whose activities directly or indirectly involve or may influence the function of buying or selling securities for that institution;
5.	any person who may be in a position to act as a finder as to offerings or in a fiduciary capacity to entities who may be underwriters of offerings (such as, for example, attorneys, accountants, etc.); or
6.	a member of the immediate family of any person noted in #(1) through (5) above. (“Immediate family” for these purposes includes parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, children, or any relative to whose support the person contributes directly or indirectly).

We represent to you that there is not any party to this agreement who is a person described in #(1) through (5).

Name (Please print)	Signature
Name (Please print)	Signature
Name (Please print)	Signature
Name (Please print)	Signature
Name (Please print)	Signature

FOR INTERNAL USE ONLY

To be completed by Emerald Bay Capital Management, LLC

7.	TELEPHONIC SUBSCRIPTIONS (check if applicable): ☐ Yes ☐ No

If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below.

[NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

By signing this Subscription Agreement, the signers certify that they recognize and have complied with their obligations under the NASD’s Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed the Subscriber’s prospective purchase of Shares with the Subscriber and have advised the Subscriber of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Subscriber, and will not be in violation of any laws for having engaged in such purchase, and that the Subscriber is in a financial position to enable the Subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury, (a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber’s taxpayer identification number; (b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify Sandalwood if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

X Principal, Branch Manager or Other Authorized Signature	Date	Print or Type Name of Person Signing

X Registered Representative/ Investment Advisor Signature	Date	Print or Type Name of Person Signing

8.	MAILING INSTRUCTIONS AND NOTICES TO SUBSCRIBERS

Prior to the initial closing, please remit Subscription Agreement via overnight courier and regular mail service to:

Emerald Bay Capital Management, LLC

4210 Shawnee Mission Parkway

Suite 310A

Fairway, Kansas 66205

(800) 969-3226

After the initial closing, please remit Subscription Agreement and payment via overnight courier and regular mail service to the following addressee. In all cases, please make check payable to Sandalwood Lodging Escrow Account and remit payment to:

	Wire Instructions:	For Office Use Only***

U.S. Bank Corporate Trust Services	BBK: U.S. Bank, N.A. ABA	Sub.#
Attn: Chris Smith (EP MN—T3DM)	#091000022	Admit Date
180 East Fifth Street	BNF: U.S. Bank Trust / AC	Amount
St. Paul, MN 55101	#180121167365
(651) 244-8542	OBI: AC #47300017	Region
Reference: Sandalwood Lodging
	Escrow #97281800	RSVP #
Attn: Chris Smith (651) 244-8542

NOTE: Please include your name for any wire transfers.

NOTICE TO ALL SUBSCRIBERS:

(a)  The purchase of Shares by an IRA, Keogh, or other tax-qualified pension plan does not, by itself, create the plan.

(b)  Sandalwood, in its sole and absolute discretion, may accept or reject the Subscriber’s subscription which if rejected will be returned to the Subscriber within ten business days after the date of such rejection, without interest and without deduction. Non-U.S. Subscribers (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

ELECTRONIC DELIVERY OF DOCUMENTS

The Subscriber consents to delivery of all documents relating to his, her or its investment in the Shares to the electronic mail address below or through posting of such documents on the Internet web site www.sandalwoodlodging.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. To review documents in PDF format, a system running Windows 95, 98 or 2000, or McIntosh OS version 7.5.3 or more recent, is required. Downloading time may be substantial. The Subscriber understands that he, she or it may revoke this consent at any time by contacting InvestorServices@SandalwoodLodging.com or toll free at 1 (800) 817-7263 and will subsequently receive all such documents in paper format. The Subscriber understands that this revocation may only apply to delivery of documents relating to his, her or its investment in the Shares and not to any portion of such documents. In addition, the Subscriber understands that he, she or it may request paper copies of any documents delivered electronically by contacting InvestorServices@SandalwoodLodging.com or toll free at 1 (800) 817-7263.

CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL EXPENSES, INCLUDING BUT NOT LIMITED TO INTERNET ACCESS CHARGES AND SOFTWARE AND PAPER EXPENDITURES.

YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE INTERNET AND THE ABILITY TO RECEIVE DOCUMENTS IN ONE OF THE FORMATS DESCRIBED ABOVE.

THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND APPLIES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.

X Signature of 1st Subscriber	Date

X Signature of 2nd Subscriber	Date

X Signature of 3rd Subscriber	Date

X Signature of 4th Subscriber	Date

E-Mail Address:

PRIVACY POLICY

Our Commitment to Privacy

Sandalwood Lodging Investment Corporation is committed to maintaining the confidentiality, integrity and security of personal information entrusted to us by current and prospective customers. This notice is provided to you on behalf of Sandalwood Lodging Investment Corporation, and its managing dealer, Emerald Bay Capital Management, LLC, which may also be referred to as “Us,” “We” or “Our”. We have taken every reasonable precaution to safeguard your personal information from unauthorized access. We hope you will take a moment to review our privacy policy and how we protect your information, and how we use it to serve you better.

Our Privacy Policy

Why We Obtain Personal Information

We use personal information about you, collected from professional business marketing agencies and affiliates, to provide investors with superior service. We may use this information in order to process investor-requested transactions, respond to inquiries from you or to fulfill legal and regulatory requirements. We may collect nonpublic personal information about you from any of the following sources:

•	From you or your representative on applications or forms (for example, name, address, Social Security number, birth date, assets and income);

•	From transactional activity on our records;

•	From other interactions with us (for example, discussions with our investor services staff); and

•	From verification services.

How We Protect Your Personal Information

Within our companies, we provide access to your personal information to only those employees who require that access in order to provide services to you. Furthermore, we maintain physical, electronic and procedural safeguards to guard your nonpublic personal information.

As permitted by law, we may share nonpublic personal information with our corporate affiliates, third parties who perform marketing services on our behalf, or with whom we have third-party agreements to assist us in processing transactions. We only share this information for the purpose of servicing your needs, and the recipients of that information are required to protect the confidentiality and security of that information and are strictly prohibited from reusing it for any other purpose.

Lastly, if you decide to end your relationship with us, we will continue to protect your information as stated in these policies.

We may share the personal information that we collect with the following entities:

•	Affiliated service providers (for example, escrow agents and transfer agents);

•	Government agencies and law enforcement officials (for example, for tax reporting or under court order);

•	Other organizations, with your consent or as directed by your representative (for example, if you use us as a financial reference in applying for credit with another institution); or

•	Other organizations, as permitted by the laws that protect your privacy (for example, for fraud prevention).

We consider the protection of sensitive information to be a sound business practice and foundational to build customer trust. If you have any questions about these privacy policies, you may write to us at 11790 Glen Road, Potomac, MD 20854, or call us at (800) 817-7263.